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                                                                    EXHIBIT 99.1

                               FORM OF PROXY CARD
                             BIG SKY BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                         , 1998

    The undersigned hereby appoints the official proxy committee consisting of all of the members of the Board of Directors of Big Sky Bancorp, Inc. ("Big
Sky"), with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Big Sky which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at
             on            , 1998, at 10:00 a.m., Mountain Time, and at any and
all adjournments thereof, as follows:
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
                                                 FOR           AGAINST            ABSTAIN
                                             -----------  -----------------  -----------------
1.           The adoption of a proposal to       / /             / /                / /
             approve and adopt the
             Agreement and Plan of Merger,
             dated as of April 23, 1998, by
             and between Sterling Financial
             Corporation ("Sterling") and
             Big Sky, pursuant to which Big
             Sky will merge with and into
             Sterling and each outstanding
             share of Big Sky Common Stock
             will be converted into the
             right to receive 1.384 shares
             of Sterling common stock, plus
             cash to be paid in lieu of
             fractional shares.

                                                 FOR           AGAINST
                                             -----------  -----------------

2.           The election as directors of        / /             / /
             all nominees listed below
             (except as marked to the
             contrary below).

             Michael E. McKee
             Thomas H. Boone

             INSTRUCTION: TO WITHHOLD YOUR
             VOTE FOR ANY INDIVIDUAL
             NOMINEE, WRITE THE NOMINEE'S
             NAME ON THE LINE BELOW.

             ----------------------------

3.           To transact such other
             business that may properly
             come before the Annual
             Meeting, or any adjournments
             or postponements thereof.

The Board of Directors recommends a vote "FOR" the listed proposals.
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    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED
THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE A NOMINEE LISTED ABOVE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

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
----------------------------------------   ----------------------------------------
        SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER
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Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from the Company prior to the execution of this Proxy, of the Notice of the Annual Meeting of Stockholders, and a Proxy
Statement/Prospectus dated            , 1998.

Dated:            , 1998

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
----------------------------------------   ----------------------------------------
        PRINT NAME OF STOCKHOLDER                  PRINT NAME OF STOCKHOLDER

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        SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER
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Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.